Form C

Cover Page

Name of issuer:

Hipshark, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NY

Date of organization: 4/1/2016

Physical address of issuer:

164 Dan Troy Drive
Williamsville NY 14221

Website of issuer:

http://www.getsimplefund.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

4/10/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$46,503.00	$11,742.00
Cash & Cash Equivalents:	$33,923.00	$11,742.00
Accounts Receivable:	$12,580.00	$0.00
Short-term Debt:	$13,897.00	$2,592.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$18,755.00	$266.00
Cost of Goods Sold:	$13,450.00	$301.00
Taxes Paid:	$0.00	$0.00
Net Income:	($22,776.00)	($21,626.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hipshark, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John Edholm	Co-Founder	SimpleFund	2018
Mike Kelly	Co-Founder	SimpleFund	2016
Jon Carmen	CEO	SImpleFund	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
John Edholm	Co-Founder	2018
Mike Kelly	Co-Founder	2016
Jon Carmen	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Mike Kelly	Membership Interests	33.3
Jon Carmen	Membership Interests	33.3
John Edholm	Membership Interests	33.3

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our business success is dependent on adding new users at scale. While we feel confident that we can achieve this, there is no guarantee that we will. There are many factors at play, including the cost to acquire an end user and the cost to bring on new groups interested in using the app as a fundraising tool.

Our business has a high dependence on Founding/managing team. There is a risk that founders may leave the company or become unable to operate the company.

Investors have limited or no power over company decisions. Company has discretion to spend invested funds as needed and no obligation to pay dividends.

Reliance on third party platforms for distribution, marketing, or development such as hosting services, social media and partnerships with advertiser demand networks. This risk here is based on business decisions that these third party platforms may or may not make in the future and moving forward. As we cannot control the business decisions these third party companies make, this poses a potential risk to our business.

Risk of security breaches, Violation of privacy of users, Database hacking etc, may prevent business operations and damage to brand.

Business projections may not be reached. Revenue models may be changed based on assumptions, and our overall circumstances could change unexpectedly.

Government regulations pertaining to online advertising and fundraising via mobile applications may change, or new regulations may arise that affect our business.

The cost of operating the business may be unpredictable, along with taxes and the costs of scaling/expansion.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds:

55% -- Sales, Marketing, User Acquisition

22% -- Development Costs

8% -- Salary

6% General Business Expenses

4% -- Servers

5% -- Wefunder fees

If we raise: **$107,000**

Use of Proceeds:

55% -- Sales, Marketing, User Acquisition

22% -- Development Costs

8% -- Salary

6% General Business Expenses

4% -- Servers

5% -- Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors, or
- (ii) if the valuation for the company is more than **$4 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $25,000 of the securities, investors will receive a valuation cap of $3 million.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights. Voting rights will be proxy'd to the company CEO.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Prior to conversion of the SAFE, the company will authorize Preferred Units. If the SAFE converts, it will convert into Preferred Units. Preferred Units do not have voting rights, but do have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	11/01/17
Amount	$50,000.00
Interest rate	6.0% per annum
Discount rate	15.0%
Valuation cap	$4,000,000.00
Maturity date	11/01/19

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2017	Other	Convertible Note	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

SimpleFund lets you raise money for your favorite non-profit organization by trading time for money (instead of selling candy bars, popcorn or washing cars). Install the app, read articles, watch videos, take surveys. Everything you do inside the app earns points. These points turn into dollars and that money is donated directly to your group. Organizations currently benefiting from the app include PTAs, Booster Clubs, Fraternities, Sororities, Pet Shelters, Cheerleading and Youth Sports Teams.

In 5 years our goal is to be a competitive player in the $5 Billion dollar non-profit fundraising market, reaching a $50MM run rate with 4 Million Active Users. This works out to just over $.03 per day, per user gross revenue. Our elegant mobile tool will help fight fundraiser fatigue and democratize fundraising, allowing fundraisers to trade time for money, raising millions of dollars each year for local and national fundraising efforts.

Milestones

Hipshark, LLC was incorporated in the State of New York in April 2016.

Since then, we have:

- We're operating in a $5B market.
- $50K investment from Launch NY and $37,500 in contributed capital from founders.
- We've raised over $55,000 for non-profit organizations since launch.
- We launched our MVP in November of 2016 and have over 80,000 installs to date.
- All our co-founders have worked together for over 15 years in the ad-tech space.
- See some of our success stories: https://www.getsimplefund.com/success-stories/

Historical Results of Operations

Our company was organized in April 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $18,755 compared to the year ended December 31, 2016, when the Company had revenues of $266. Our gross margin was 28.29% in fiscal year 2017, compared to -13.16% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $46,503, including $33,923 in cash. As of December 31, 2016, the Company had $11,742 in total assets, including $11,742 in cash.
- *Net Loss.* The Company has had net losses of $22,776 and net losses of $21,626 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $13,897 for the fiscal year ended December 31, 2017 and $2,592 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $50,000 in convertibles and $37,500 in contributed capital from founders.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 9 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Hipshark, LLC cash in hand is $19,591.68, as of October 2018. Over the last three months, revenues have averaged $6,256.19/month, cost of goods sold has averaged $7,188/month, and operational expenses have averaged $6,032/month, for an average burn rate of $6,963.81 per month. Our intent is to be profitable in 24 months.

We've had no significant changes in our financial statements since the date they cover.

We do not have any other capital currently beside what is in the bank and the revenue we are generating monthly. If we reach our minimum threshold for funding here on Wefunder this will allow us to scale up our sales and marketing efforts. We expect our burn rate to increase by 20% in that case. In lieu of a successful fundraise we will try to attract other investors and continue to bootstrap the business.

2017 was our first full year of operation generating just over $18,000. As a bootstrapped start-up 2016 and 2017 had losses based on our tax returns. Although we cannot guarantee it, we expect 2018 to outpace 2017, and revenue to continue to grow. We have doubled our revenues in 2018 from 2017 a of the beginning of October.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in revenues (and expenses) in the coming years. Nonetheless, it may be years before Investors see a return on their investment if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- The iTunes and Google Play Store can change their policies at anytime. Since our business is a mobile application that is dependent on the two largest mobile platforms, we are beholden to their rules, regulations and business decisions

- We could run out of cash. We are continuously fine-tuning the software, making enhancements, changing the algorithms, adding features and functionality for increasing revenue and usability. Ongoing software development has a large cost but is necessary for our business.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Jon Carmen, certify that:

(1) the financial statements of Hipshark, LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Hipshark, LLC included in this Form reflects accurately the information reported on the tax return for Hipshark, LLC filed for the fiscal year ended 2017.

Jon Carmen
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.getsimplefund.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

John Edholm
Jon Carmen
Mike Kelly
Mike Kelly

Appendix E: Supporting Documents

Hipshark__LLC__SimpleFund__Operating_Agreement_with_Signature_Page_10.9.18__2_.pdf



INVEST IN SIMPLEFUND

maximum target met

$0

raised of $0 maximum target from 0 investors

Mobile app using ad revenue to fund non-profits

SimpleFund lets you raise money for your favorite non-profit organization by trading time for money (instead of selling candy bars, popcorn or washing cars). Install the app, read articles, watch videos, take surveys. Everything you do inside the app earns points. These points turn into dollars and that money is donated directly to your group. Organizations currently benefiting from the app include PTAs, Booster Clubs, Fraternities, Sororities, Pet Shelters, Cheerleading and Youth Sports Teams.



Jon Carmen
Co-Founder and CEO
20 yrs of AdTech, Software and Mobile Start-ups. Took my last company to $50MM run rate in 4 yrs

SimpleFund - Simple, Free, Mobile Fundraising



Why you may want to invest

1. We're operating in a $5B market.
2. $50K investment from Launch NY and $37,500 from founders.
3. We've raised over $55,000 for non-profit organizations since launch.
4. We launched our MVP in November of 2016 and have over 80,000 installs to date.
5. All our co-founders have worked together for over 15 years in the ad-tech space.
6. See some of our success stories: https://www.getsimplefund.com/success-stories/

$ 100 min

REMIND ME (1)

What you are investing in

Future Equity (Wefunder SAFE)

~~$4M~~ **$3M** valuation cap

First $25K investors of this fundraise will invest in a SAFE with a $3M valuation cap.

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $3M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$500+
Limited run custom SimpleFund T-Shirt

$1,000+
Limited run custom SimpleFund T-Shirt. Plus, 30 Minute Phone or Video Call with SimpleFund CEO to talk about our business or anything else you want to chat about!

$10,000+
Limited run custom SimpleFund T-Shirt, Plus our team will take you out to dinner or lunch or drinks (your choice) in the Buffalo, NY area.

see less

Our Ambition

In 5 years our goal is to be a competitive player in the $5 Billion dollar non-profit fundraising market, reaching a $50MM run rate with 4 Million Active Users. This works out to just over $.03 per day, per user gross revenue. Our elegant mobile tool will help fight fundraiser fatigue and democratize fundraising, allowing fundraisers to trade time for money, raising millions of dollars each year for local and national fundraising efforts.

SimpleFund_Pitch_Deck_10.11.18.pdf

getsimplefund.com

Why I Like SimpleFund

“Our campus reacted so well to SimpleFund! Ball State University Dance Marathon (BSUDM) dancers and committee members, all utilized SimpleFund to their advantage and have been really excited by the amount were able to raise for Riley Hospital for Children!”

Cassi Quissell
BSUDM CORPORATE RELATIONS

THE BUZZ ABOUT SIMPLEFUND

SimpleFund is an incredibly easy way to raise money for your nonprofit organization without asking for donations. Just get your friends & their friends to download the app, and start watching the money roll in! All they have to do is read articles, watch videos and visit national retailers, Cha-Ching!”

Joan Hampton
Director - SOS Pets

“It really is an easy way to fundraise, using technology that most people are comfortable with. I would recommend SimpleFund to any not-for-profit organization looking for additional ways to reach their fundraising goals.”

Steve Witt
Amherst Youth Hockey Coach

The inspirational social apps on Android.

The Android apps that could make a massive difference to your social enterprise, whether helping you to raise money or simply to providing inspiration for your very own mobile app.
October 10, 2018 @ redbull.com

Jon Carmen's newest venture is tech platform SimpleFund - Buffalo - Buffalo Business First

A longtime Western New York tech manager has launched his newest venture - an online fundraising platform for nonprofits. But this is no niche app for crowdfunding. SimpleFund leans on Jon Carmen 's deep experience in digital advertising for a new
May 31, 2018 @ bizjournals.com

Raising Funds Simply: Mobile app makes fundraising easier than selling cookies

The doorbell rings. You heave yourself up out of your comfy recliner and go answer it. Oh wait, you need to put on a shirt first. There's no time to brush your teeth, so you answer the door anyway. Standing before you is a Girl Scout with her mother, holding
April 27, 2018 @ upstartny.org

3AM, RepHike and SimpleFund get Launch NY funding

Launch New York, a venture funding and development program that aims to promote startup activity in upstate New York, has invested $110,000 in three Buffalo companies. 3AM Innovations received a $25,000 investment. Its patented Flare
January 31, 2018 @ buffalonews.com

Innovate Western New York: A modern solution to fundraising

BUFFALO, N.Y. - There's a mobile app out right now that offers a modern solution to your typical fundraising. "Simple Fund" is an app that allows you to raise money for non-profits in the palm of your hand. Once you install the app, you pick articles to

April 5, 2017 @ wgrz.com

SimpleFund Started with 3 Simple Ideas

Fundraiser Fatigue | Smartphone Penetration | Ad Blockers

1) Fundraiser Fatigue: Local and national fundraising as we know it produces a tremendous amount of donation request fatigue. As founders and parents, we've all experienced this. I really don't need a scented candle! How many times can you ask your friends, family, and neighbors to buy another scented candle or bag of popcorn?

2) Smartphone Penetration Has Peaked: Everyone has a phone, starting around 13 years old (or younger). These super pocket computers are with us every waking moment. A large majority of that smartphone use is "passing time" in one form or another. They are amazing at keeping us connected in all ways, but we also spend countless hours just scrolling through Facebook, Instagram, and email.

3) Ad Blockers Are Killing Ad-Tech: With the onset of ad blockers, desktop and mobile web advertisers and publishers have lost over $15B in ad revenue each year. Publishers can't make money on users who have an ad blocker installed. Advertisers have lost and even wasted inventory. All our co-founders have worked together in the ad-tech space for over 15 years, so we personally understand this frustration.

Our Solution: SimpleFund, a mobile fundraising platform which allows advertisers to engage with consumers directly through the app, with guaranteed viewability and without the worry of ad blockers.

SimpleFund Pitch at Bright Buffalo Niagara Start-Up Event


Niagara

Success Stories

PCM-AZ Boosters Club Inc.

The PCM-AZ Boosters Club from Cave Creek, AZ, raises money for sports gear and athletic equipment to support student achievement through athletic participation.

$10,309.03 RAISED

Ball State University Dance Marathon

"Our campus reacted so well to SimpleFund! Ball State University Dance Marathon (BSUDM) dancers and committee members, all utilized SimpleFund to their advantage and have been really excited by the amount we're able to raise for Riley Hospital for Children!" Cassi Quissell, BSUDM Corporate Relations

$3,299.33 RAISED


2016
2017

Lightning Cheerleading, Lancaster, NY

Lightning All-stars is a parent-run, non-profit, cheer organization located in Lancaster, NY. All-star cheerleading league is based on teaching valuable skills such as tumbling, gymnastics, team building and friendly competition while fostering a culture of hard work, accountability a family.

$3,544.56 RAISED

SOS Pets Of Ouachita – Animal Shelter

"SimpleFund is an incredibly easy way to raise money for your nonprofit organization without asking for donations. Just get your friends & their friends to download the app, and start watching the money roll in! All they have to do is read articles, watch videos and visit national retailers, Cha-Ching!" Joan Hampton - SOS Pets

$1,577.22 RAISED


S.O.S.
SAVE OUR SHELTER
PETS OF OUACHITA
Conceptual Rendering

Our Progress so Far

Formed NY LLC
May 2016
Founders invest $37.5K.

MVP app launch
November 2016
20,000 installs in first 30 days.

More development
December 2016
Evaluate data and add, fix, and change functionality based on data from launch.

$50K convertible note from Launch NY
November 2017

Growing userbase
September 2018
80,000 installments, adding 1000 new users a week.

Launch Wefunder campaign
October 2018

Why You Should Invest in SimpleFund

We've created an elegant solution to the real pain point of fundraiser fatigue. SimpleFund doesn't depend on users asking friends and family to pull out their wallet and donate their own money. SimpleFund flips the equation and empowers the user to trade time for money.

Together with our CEO, who has proven success scaling from 0 to $50M in revenue, and our experienced "get things done" co-founding team, you can help fight fundraiser fatigue and democratize fundraising.

1000	$55,000	80,000+	3,000+
New users added each week	Money raised by non-profits on SimpleFund	Total number of users so far	Non-profits raising money on SimpleFund

Meet the Founders



Jon Carmen
Co-Founder and CEO

20 yrs of AdTech, Software and Mobile Start-ups. Took my last company to $50MM run rate in 4 yrs



John Edholm
Co-Founder

15 years biz dev in digital advertising working with some of the largest online media publishers.



Mike Kelly
Co-Founder

15 years experience in digital advertising and marketing, working with the worlds largest brands.

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

SF:

SimpleFund takes away two of the biggest barriers out of fundraising…time and money. Organizations like Fraternities, Sororities, Youth Sports Teams, Booster Groups, etc. all face the same busy schedules and dread asking friends and family for money. Instead of asking your members to
spend a lot of time selling products that most people do not want or need (candles, popcorn, candy bars, doughnuts, etc), SimpleFund rewards users with points for doing things they already do on their phone every day, in their spare time, like reading articles, watching videos and taking surveys. These points are translated into dollars and that money is donated directly to each organization.

WF: How big is the market?

SF: Over $5 Billion Dollars

Youth Sports Teams, Schools, Amateur Sports, High School Sports, PTO/PTA Groups and Greek Philanthropy combined raise over $5 Billion Dollars a year selling candy bars, popcorn, and car washes!

WF: Who are your competitors? How are you different?

SF: Major competitors for the Mobile Fundraising App include:

FlipGive, Shoparoo, eScrip, Amazon Smile, and General Mills Box Tops.

SimpleFund is different because it democratizes fundraising. SimpleFund allows the individual user to raise money using their own time, instead of trying to sell unwanted products to friends and family.

The above competitors all help groups raise money by asking the fundraiser to buy something. SimpleFund monetizes your spare time.

WF: How will you make money?

SF: We make money each time an end user raises money for their non-profit inside the app. Users engage with content from advertisers (articles, videos etc) when that happens our advertisers pay us and we split that revenue with the users selected non-profit organization.

WF: How do you acquire customers?

SF: Cost Per Engagement Media Buys

Lead Generation Campaigns

Social Media, Search and Display Advertising

Straight Sales

Referrals

WF: What do you understand about your business that others don't get?

SF: The three founders have worked in the Ad Tech, Lead Generation, and Mobile space for over 15 years. This is ultimately an Ad Tech/Lead Generation business. We have experience generating hundreds of thousands of leads for some of the largest brands in the US through digital media.

We allow advertisers and major brands to engage with consumers directly in the app in a variety of ways and these advertisers pay for this guaranteed engagement. We share this revenue with Non-profit organizations. It's an incredibly simple solution to fundraising and benefits both non-profits and advertisers.

WF: What's your biggest risk? What keeps you up at night?

SF: I think with any start-up, the same things keep all entrepreneurs up at night. Growth, Sales, Momentum and Happy Customers!

WF: Why did you start SimpleFund?

SF: SimpleFund started out of frustration with the local fundraising status quo. Every PTA/PTO, Youth Sports Team, Church etc. seem to resort back to the same old tired fundraisers year after year. Selling popcorn door to door, basket raffles, car washes etc. Each of these pursuits has very little upside and very high time, energy and money expenditures. We knew with our background in Ad Tech, combined with fundraiser fatigue, and mass adoption of Smart Phones, there had to be a better way.

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

SimpleFund is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?